UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008

S1 CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 923-3500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 24, 2008, S1 Corporation (the “Company”) entered into agreements (the “Agreements”) with Johann Dreyer (Chief Executive Officer), Jan Kruger, (President, Enterprise), Meigan Putnam (SVP, Enterprise Insurance), and Neil Underwood (SVP, Enterprise Retail Online) regarding compensation upon termination of their employment with the Company and, in certain circumstances, in the event of a change in control. The primary purpose for entering into the Agreements was to address issues raised by Section 409A of the Internal Revenue Code and related interpretations and guidance of the Internal Revenue Service. The Agreements replace employment agreements the Company previously had entered into with each of these employees and sets forth the compensation these employees would be entitled to in the event their employment with the Company is terminated as a result of (i) death, (ii) disability, (iii) for Cause or Without Good Reason, and (iv) without Cause or for Good Reason (as such terms are defined in each of the Agreements). Additionally, Mr. Dreyer’s agreement provides for certain vesting of unvested equity awards in the event of a Change in Control (as such term is defined in Mr. Dreyer’s Agreement).
The foregoing is qualified in its entirety by reference to each of the Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report and are hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	Agreement with Johann Dreyer dated December 24, 2008
10.2	Agreement with Jan Kruger dated December 24, 2008
10.3	Agreement with Meigan Putnam dated December 24, 2008
10.4	Agreement with Neil Underwood dated December 24, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)
By:	/s/ Gregory D. Orenstein
Gregory D. Orenstein
SVP, Chief Legal Officer and Secretary

Date: December 24, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement with Johann Dreyer dated December 24, 2008
10.2	Agreement with Jan Kruger dated December 24, 2008
10.3	Agreement with Meigan Putnam dated December 24, 2008
10.4	Agreement with Neil Underwood dated December 24, 2008